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                                                                     EXHIBIT 23b


                       [LETTERHEAD OF GRANT THORNTON LLP]



We have issued our report dated January 24, 1997, accompanying the financial statements and schedules of Superior Pharmaceutical Company appearing in the Form 8K/A dated July 11, 1997 of Dynagen, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP
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Grant Thornton



Cincinnati, Ohio
November 18, 1998